UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2009
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
          On April 29, 2009, Genesco Inc. (the “Company”) entered into separate exchange agreements with certain holders of its 4.125% Convertible Subordinated Debentures due 2023 (the “Debentures”) pursuant to which holders of approximately $56.4 million in aggregate principal amount of the Debentures agreed to exchange their Debentures for an aggregate of 3,066,713 shares of the Company’s common stock and the payment of accrued interest. $29.8 million of the Debentures remain outstanding. Copies of the basic forms of exchange agreements are attached to this Current Report as Exhibits 10.1. and 10.2.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
          See Item 1.01 above which is incorporated herein by reference. The issuance of the 3,066,713 shares of common stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D, as the exchange offer was not public.
ITEM 7.01 REGULATION FD DISCLOSURE
          On April 29, 2009, the Company issued a press release announcing it had entered into separate exchange agreements with certain holders of $56.4 million aggregate principal amount of Debentures pursuant to which the Company agreed to exchange the Debentures for an aggregate of 3,066,713 shares of the Company’s common stock and the payment of accrued interest. A copy of the Company’s press release is attached to this Current Report as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

Exhibit Number	Description

10.1	Basic Form of Exchange Agreement (Restricted Stock)

10.2	Basic Form of Exchange Agreement (Unrestricted Stock)

99.1	Press release dated April 29, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: April 29, 2009	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

10.1	Basic Form of Exchange Agreement (Restricted Stock)

10.2	Basic Form of Exchange Agreement (Unrestricted Stock)

99.1	Press release dated April 29, 2009